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                                                                 Exhibit 10.9




                              LICENSE AGREEMENT

This agreement, made and entered into as of the 31st day of May, 1996, by and between RESEARCH DEVELOPMENT CORPORATION OF JAPAN, a corporation organized and existing under the Act of Japanese Parliament entitled Research Development Corporation Act 1961 (established in 1961, amended in 1981, 1989 and 1993) having its principal place of business at 1-8, Honcho 4-chome, Kawaguchi City, Saitama Pref., 332, Japan (hereinafter referred to as LICENSOR) and NANOPHASE TECHNOLOGIES CORPORATION, a corporation organized and existing under the laws of State of Illinois, the United States of America, having its principal place of business at 8205 South Cass Avenue - Suite 105, Darien, Illinois 60561, The United States of America (hereinafter referred to as LICENSEE);

                                 WITNESSETH:

WHEREAS National Research Institute for Metals, Science and Technology Agency of the Government of Japan (hereinafter referred to as NRIM) is the inventor of Process for Producing Ultrafine Powders of Metal and Ceramics and the owner of the patents thereof stated in Article 1; and

WHEREAS LICENSOR has been duly granted by NRIM an exclusive right to license the said patents to any third party non-exclusively; and

WHEREAS LICENSEE is desirous of acquiring from LICENSOR a license to produce and sell the ultrafine powders of metal and ceramics by processes and methods which may be subject to such NRIM's patents; and

WHEREAS LICENSOR is willing to grant such a license to LICENSEE upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:


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1. DEFINITION

  1.1 As used in this AGREEMENT and its recital, the following terms shall have the following meaning:

       (a) "Patent" shall mean the patents to be licensed by this AGREEMENT, and the number, the date of grant and the title (inclusive of all extensions, renewals, continuations, reissues and continuations in part) of which are as follows;

           1. U.S.A. Patent No. 4,376,740
              granted on March 15, 1983
              titled "Process for Production Fine Metal Particles"

           2. U.S.A. Patent No. 4,482,134 granted on November 13, 1984 titled "Apparatus for Producing Fine Metal Particles"

           3.   U.S.A. Patent No. 4,642,207
                granted on February 10, 1987
                titled "Process for Producing Ultrafine Particles of Ceramics"

           4.   U.S.A. Patent No. 4,889,665
                granted on December 26, 1989
                titled "Process for Producing Ultrafine Particles of Ceramics"

       (b) "Product" shall mean ultrafine powders of metal and ceramics produced using processes or methods within the scope of any valid claim included within any Patent which is to be licensed by this AGREEMENT.

       (c) "Effective Date of this AGREEMENT" shall mean the date stipulated in
           Article 9.

       (d) "Term of this AGREEMENT" shall mean the period during which this AGREEMENT remains in force as defined in Article 9.


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2. LICENSE

   2.1 Upon the terms and conditions hereinafter more specifically set forth, LICENSOR hereby grants to LICENSEE and LICENSEE hereby accepts:
        A license for Term of this AGREEMENT to employ Patent to non-exclusively manufacture and use for internal research, Product in the facilities of LICENSEE in the United States of America and to non-exclusively use for internal research and sell Product in the United States of America.

3. SUB-LICENSE

   3.1 LICENSEE shall have no right to grant any sub-license to a third party under this AGREEMENT.

4. LICENSE FEE

   4.1 In consideration of the right and the license granted herein, LICENSEE shall pay the following license fees to LICENSOR:

        (1) Initial payment: one million and five hundred thousand Japanese Yen (Yen 1,500,000) to be paid within thirty (30) days from Effective Date of this AGREEMENT.

        (2) Royalty: three (3) percent of the proceeds of sales of Product to be paid within forty-five (45) days from the last day of LICENSEE's each fiscal year through Term of this AGREEMENT. Proceeds of sales shall mean the total of gross proceeds less cost of raw materials of Product, packing cost, transportation cost, handling charge of a dealer, insurance, commodity tax and other trade taxes for Product sold.

   4.2 Both parties shall make commercially reasonable efforts to lead this AGREEMENT to a commercial success which should reflect in royalty payments.

5. PAYMENT

   5.1 Any and all payments under this agreement shall be made in Japanese Yen by telegraphic transfer to the account of LICENSOR at Head Office of The Fuji







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       Bank LTD. (Ordinary Account No. 2709379), and shall be net without any deduction. Any tax, dues and charges whatsoever imposed in the United States of America from whatever the reason shall be borne by LICENSEE so that LICENSOR shall receive the agreed amount.

       The day the above mentioned bank receives the money shall be regarded as the day of fulfillment of the respective payment. In case of delay in payment, LICENSOR shall have the right to charge interest at the rate of eight point two five (8.25) percent per annum.

   5.2 LICENSEE shall keep true and accurate records, files and books of account in accordance with generally accepted accounting principles consistently applied and containing all the data reasonably required for the full computation and verification of the payments of royalty to be made hereunder. LICENSEE shall permit LICENSOR or its duly authorized representatives, at LICENSOR's expense, adequate access to such records, files and books of account at any time during usual business hours for inspection purposes.

   5.3 LICENSEE shall deliver to LICENSOR every twelve (12) months license fee reports that shall show computation of royalty due including reasonably sufficient information on production of Product made hereunder by LICENSEE. Each of such reports shall be delivered to LICENSOR within thirty (30) days after the last day of LICENSEE's each fiscal year. In case no license fee is payable for the period in question, the report shall so state.

   5.4 Any money received by LICENSOR as provided in this AGREEMENT shall not be refunded to LICENSEE whatever the reason may be.

6. FORCE MAJEURE

   6.1 Neither party shall be liable for failure to perform its part of this AGREEMENT when the failure is due to event beyond its reasonable control. Occurrence of such force majeure shall be notified to the other party in writing within ten (10) days from the day such occurrence started and shall be verified by the respective chamber of commerce or any other respective authority within twenty (20) days at the latest. Should such verification be not possible the party claiming the occurrence of force majeure shall have to present to the other party sufficient proof thereof. Each party undertakes to use commercially







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        reasonable efforts in order to re-establish conditions favorable for the performance of this AGREEMENT, and shall inform the other party of the steps it has taken. If the contractual performance is, as the result of force majeure, delayed by more than six (6) months, the other party will be at liberty to terminate this AGREEMENT.

7. ARBITRATION

   7.1 Any disputes between the parties in connection with this AGREEMENT, also those relating to its validity, shall be settled amicably. In default of such settlement, all disputes that may arise under or in relation to this AGREEMENT shall be subject to a final decision of the Japan Commercial Arbitration Association in Tokyo, Japan whose proceedings shall take place in Tokyo, Japan.

8. GOVERNING LAW

   8.1 This AGREEMENT shall be governed as to all matters including its validity, construction and performance by the laws of Japan.

9. EFFECTIVE DATE AND TERM

   9.1 This AGREEMENT shall become effective on the date on which the AGREEMENT is approved by NRIM and it shall remain in force thereafter for ten (10) years from such date. However, upon expiration of License term, the term of this AGREEMENT shall be extended upon agreement between LICENSEE and LICENSOR.

10. TERMINATION

   10.1 In the event of failure or negligence of either party to fulfill any provisions hereof to be performed by it, and if the other party gives written notice of such default, then if such default is not cured within sixty (60) days after giving such notice, the party having given such notice shall reserve the right to terminate this AGREEMENT any time thereafter, by giving written notice of such termination to the receiving party. Such notice of termination shall be effective on the date of the notice unless otherwise designated in the said notice.







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    10.2 Upon expiration or earlier termination of this AGREEMENT as provided in this AGREEMENT, all rights and obligations provided in this AGREEMENT shall forthwith terminate except the obligation concerning any amount payable to LICENSOR by LICENSEE which would have accrued under this AGREEMENT on or prior to such termination.

11. NOTICES

    11.1 To be legally effective, any notices which the parties are required or permitted to give to each other pursuant to any of the provisions of this AGREEMENT shall be sent by registered airmail or telex confirmed by registered airmail at the addresses as first set forth above.

12. ENTIRE AGREEMENT

    12.1 This AGREEMENT constitutes the entire agreement between the parties relating to the subject matter hereof. No change of, addition to, or waiver of the terms and conditions hereof shall be binding upon either party unless agreed by it in writing.


13. NON-ASSIGNMENT

    13.1 Assignment of this AGREEMENT or any part thereof by either party shall not be effective unless agreed by the other party in writing.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT in duplicate original to be executed by their duly authorized representatives on the day and year first above written and each party shall keep one copy of original.




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Date              LICENSOR:

May 31, 1996      RESEARCH DEVELOPMENT CORPORATION
------------      OF JAPAN

                  by Hiromichi Matsudaira
                     -------------------------------
                     Hiromichi Matsudaira
                     President


Date              LICENSEE:

May 31, 1996      NANOPHASE TECHNOLOGIES
------------      CORPORATION

                  by Robert W. Cross
                    ----------------------------------
                     Robert W. Cross
                     President

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APPENDIX

                                               Date:
                                                    --------------------

President
Research Development Corporation of Japan
1-8, Honcho 4-chome, Kawaguchi City
Saitama Pref. 332, Japan

Dear Sir,

Re: Report for Fine Metal Powders


We are pleased to report to you on our production of Fine Metal Powders and the royalty thereof for our 1st fiscal year basing on the book of account in accordance with the Article 5.3 of License Agreement of the 31st day of May, 1996 as follows:

1. Period:
        From                     to
            --------------------    -------------------------
2. Production:


        Carryover from Previous Term:
        Production Quantity:
        Quantity Adjusted:
        Carryover to Next Term:
        Remarks:

3. Sales:

        Sales Quantity in pounds:
        Sales Amount in U.S. Dollar:
        Amount Adjusted:
        Amount Deducted:
        Amount Subject to Royalty:
        Remarks:


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4. Royalty:
        U.S.$ Amount x % = U.S.$ Amount

5. Breakdown of Amount Deducted:
        Subject:
        Amount:

6. Estimate for Coming One Year:
        Sales Quantity:
        Sales Amount:
        Royalty:
        Remarks:

7. Name and Address of Factory:

8. Person in Charge:
        Department:
        Name of person:
        Telephone & Facsimile:

9. Others:

        The breakdown for monthly production and sales is as per attached.

The above amount will be paid to your ordinary account No. 2709379 at the head office of Fuji Bank Ltd. by (date).

Yours faithfully,
Nanophase Technologies Corporation

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